EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Atlas Corp.

We consent to the incorporation by reference in the Registration Statements (Nos. 333-180895, 333-195571, 333-200639, 333-220176, 333-224288, 333-227597, 333-229312, and 333-230524) on Form F-3, (Nos. 333-151329, 333-202698 and 333-224291) on Form F-3D, and (Nos. 333-173207, 333-189493, 333-200640, 333-212230 and 333-222216) on Form S-8 of Atlas Corp. of our reports dated April 10, 2020, with respect to the consolidated balance sheet of Atlas Corp. as of December 31, 2019, the related consolidated statements of operations, shareholders’ equity and cash flows for the period from incorporation on October 1, 2019 to December 31, 2019, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 20-F of Atlas Corp.

/s/ KPMG LLP

Chartered Professional Accountants

Vancouver, Canada

April 10, 2020